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                           [LETTERHEAD OF PORAT & CO.]

                                                                  March 25, 1999

Arthur Andersen & Co.

1345 Avenue of the Americas

New York, N.Y. 10105

Gentlemen,

                 Re: Consent of Independent Public Accountants
                        of Country Club Kfar-Saba Ltd.
                        -------------------------------

As independent public accountants of Country Kfar-Saba Ltd. we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-51023, and No. 55137.

                                                         Porat & Co.

                                                       /s/ Porat & Co.

                                             Certified Public Accountants (ISR.)